                                                                    EXHIBIT 12



                              IRT PROPERTY COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                      Years Ended
                                                                      December 31,
                                        -------------------------------------------------------------------------
                                           1990            1991           1992             1993           1994
                                           ----            ----           ----             ----           ----
Pretax income                           $10,658,442     $ 7,395,675   $10,988,763      $16,328,776     $ 8,963,505

Fixed charges:
   Interest expense                       9,591,564       9,014,170    10,795,461       13,092,224      14,552,868
   Amortization of debt costs                96,030          69,533        70,156          212,421         446,454
   Rent expense representing
     an interest factor                     235,268         262,813       259,199          261,192         115,675
                                        --------------------------------------------------------------------------

Earnings available for fixed
  charges                               $20,581,304     $16,742,191   $22,113,579      $29,894,613     $24,078,502
                                        ==========================================================================

Fixed charges:
   Interest expense                     $ 9,591,564     $ 9,014,170   $10,795,461      $13,092,224     $14,552,868
   Capitalized interest                      22,672          45,983         8,091                0          94,225
   Amortization of debt costs                96,030          69,533        70,156          212,421         446,454
   Rent expense representing
     an interest factor                     235,268         262,813       259,199          261,192         115,675
                                        --------------------------------------------------------------------------
                                        $ 9,945,534     $ 9,392,499   $11,132,907      $13,565,837     $15,209,222
                                        ==========================================================================


Ratio of earnings to fixed charges            2.07            1.78          1.99             2.20            1.58
                                        ==========      ==========    ==========       ==========      ==========

                                                   Six Months Ended
                                                       June 30,
                                            ----------------------------
                                                1994             1995
                                                ----             ----
Pretax income                              $ 2,335,247      $ 8,012,325

Fixed charges:
   Interest expense                          7,451,114        8,886,270
   Amortization of debt costs                  222,882          221,261
   Rent expense representing
     an interest factor                        114,289           23,380
                                           ----------------------------

Earnings available for fixed
  charges                                  $10,123,532      $17,143,236
                                           ============================

Fixed charges:
   Interest expense                        $ 7,451,114      $ 8,886,270
   Capitalized interest                         14,082           73,122
   Amortization of debt costs                  222,882          221,261
   Rent expense representing
     an interest factor                        114,289           23,380
                                           ----------------------------
                                           $ 7,802,367      $ 9,204,033
                                           ============================

Ratio of earnings to fixed charges                1.30             1.86
                                            ==========       ==========